UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 17, 2025
Date of report (Date of earliest event reported)
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SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in charter)
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Pennsylvania	0-10200	23-1707341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of Principal Executive Offices and Zip Code)
(610) 676-1000
(Registrants’ Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Information.
On Friday, July 18, 2025, SEI Investments Company ("SEI" or the "Company") announced a strategic investment in Stratos Wealth Holdings ("Stratos"), a family of companies focused on supporting the success of financial advisors across business models and affiliation structures. As part of the transaction, a newly formed entity will purchase the operating entities composing the current Stratos business. The Company will pay a total cash consideration of approximately $527.0 million for 57.5% of the equity of this entity. Certain legacy Stratos equity holders will continue to own 42.5%, which is subject to three equal put/call options at 36, 54 and 72 months post closing that, if fully exercised, will result in the Company owning 100.0% of the entity. Subject to applicable regulatory approval and other customary closing conditions, the transaction is expected to close in two stages: The U.S.-based Stratos business, representing approximately 80.0% of the transaction value, is expected to close in the second half of 2025, and the Mexico-based NSC business is expected to close in the first half of 2026.
The strategic investment in Stratos is not a significant acquisition of assets or otherwise material to the operations or financial results of the Company. A copy of the press release and investor presentation is furnished as Exhibit 99.1 and 99.2, respectively, and incorporated into this Item 7.01 by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01, Exhibit 99.1, and Exhibit 99.2 hereof shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.
This Current Report on Form 8-K, Exhibit 99.1, and Exhibit 99.2 hereto contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." SEI's forward-looking statements include its current expectations as to:
•our ability to realize the various aspects of our strategic rationale for the Stratos partnership;
•the capital we will allocate to the partnership acquisition strategy;
•the factors driving fee-based wealth management and the sustainability of these factors;
•the size of the total addressable market for RIA acquisitions over the next decade;
•the value creation opportunities in the partnership;
•the scalability of the Stratos growth engine;
•when, if at all, the partnership will be accretive to our earnings per share;
•the operational model of Stratos going-forward;
•the benefits to each of SEI and Stratos, and their respective stakeholders, of the transaction;
•the effect of the partnership on our capacity to return capital; and
•the timing of the closing of the investment, if any.
You should not place undue reliance on any forward-looking statements, as they are based on the current beliefs and expectations of management and subject to significant risks and uncertainties, many of which are beyond management’s control or are subject to change. Although management believes the assumptions upon which the forward-looking statements are based are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the "Risk Factors" section of SEI’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of SEI Investments Company

99.2	Investor Presentation of SEI Investments Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	July 18, 2025	By:	/s/ Sean J. Denham
Sean J. Denham Chief Financial and Chief Operating Officer